Exhibit 99.1

BOARD SEEKS SHAREHOLDER APPROVAL ON STOCK RECLASSIFICATION
A LETTER FROM THE PRESIDENT
F. Thomas David

In April 2005, the board of directors approved a stock reclassification transaction designed to enable First Southern Bancorp to terminate its reporting obligations with the Securities and Exchange Commission (the "SEC"). The transaction provides for the reclassification of shares of the Company's common stock held by shareholders who are the record holders of 500 or fewer shares of common stock into shares of the Company's new class of Series A stock on the basis of one share of Series A stock for each share of common stock held by such shareholders.

As our management team and board examined the relative advantages and disadvantages of our status as an SEC-registered company, it became apparent that the compliance costs involved in maintaining that status outweighed its potential benefit to our shareholders, given the lack of a liquid, organized trading market for our stock. We believe the termination of our reporting obligations with the SEC will allow us to function more efficiently as a community bank and to better focus on our customers and the community. Additionally, the stock reclassification will give all of our shareholders the opportunity to maintain an equity interest in the Company and to share in our future growth and earnings.

The Series A stock will have limited voting rights and a dividend and liquidation preference to the common stock; will participate equally with the common stock on a sale or change in control of First Southern Bancorp; and will contain a call provision which will allow the Company to call the Series A stock at a price equal to the greater of the fair market value of the Series A stock, the fair market value of our common stock, or the book value of the Series A stock.

The completion of the reclassification is subject to the approval of our shareholders, which we will seek at our 2005 annual meeting. Our 2005 annual meeting will be delayed until the fall of 2005 so that we may properly prepare and deliver proxy materials describing the reclassification and the other business to be conducted at the meeting.

Our audited financial statements, which are included in our Annual Report on Form 10-KSB filed on March 31, 2005 with the SEC, will be included in the proxy materials for the annual meeting. Prior to the delivery of the proxy materials, you may obtain a copy of our Annual Report on Form 10-KSB from the SEC's website as described below. In the meantime, we have included summary financial information for the year ended December 31, 2004 with this letter.

Additional Information About the Proxy Statement
------------------------------------------------

We have filed a preliminary proxy statement regarding our 2005 annual meeting and the reclassification described above with the SEC and will file a definitive proxy statement upon completion of SEC review. The definitive proxy statement will also be delivered to the shareholders of First Southern Bancorp. Before making any voting decisions, investors and shareholders are urged to read the proxy statement carefully and in its entirety when it becomes available as it will contain important information about the reclassification and other business to be conducted at the annual meeting. Investors and shareholders may obtain free copies of the preliminary and definitive proxy statement, once available, as well as other documents filed with or furnished to the SEC by First Southern Bancorp, at the SEC's website at http://www.sec.gov.
                                 ------------------

Complimentary copies of the proxy statement as well as other documents First Southern Bancorp has filed with the SEC may also be obtained by directing a written request to:

First Southern Bancorp
201 South Main Street
Statesboro, Georgia  30458
Attn:  F. Thomas David, President and Chief Executive Officer
Telephone:  (912) 489-7600

First Southern Bancorp, its directors and executive officers, certain members of management and various employees may be soliciting proxies from shareholders in favor of approval of the reclassification. Information regarding such officers and directors is included in the proxy statement regarding the reclassification.

================================================================================

                             First Southern Bancorp


                                [Graphic Omitted]
                                 FIRST SOUTHERN
                        -------------------------------
                                  NATIONAL BANK


                                December 31, 2004
                                Financial Report




                              201 South Main Street
                               Statesboro, Georgia
                                 (912) 489-7600


                             www.first-southern.com


================================================================================

FINANCIAL INFORMATION
================================================================================
FIRST SOUTHERN BANCORP
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

Assets                                    2004         2003
                                      -------------------------
Cash and due from banks               $ 6,710,767    2,988,162
Federal funds sold                      7,086,000    6,217,000
Investment securities
  available-for-sale                    7,272,616    5,570,678
Other investments                         424,350      277,050
Loans, net                             70,251,586   44,876,389
Premises and equipment, net             3,016,786    2,960,532
Other assets                            1,307,293      401,023
                                      -------------------------
                                      $96,069,398   63,290,834
                                      =========================

Liabilities and Shareholders' Equity
Liabilities:
Deposits:
    Noninterest-bearing               $ 6,455,161    5,476,791
    Interest-bearing                   32,006,220   26,469,185
    Savings                             2,013,546    1,471,359
    Time                               43,799,264   22,257,231
                                      -------------------------
Total deposits                         84,274,191   55,674,566
Federal Home Loan Bank advances         3,000,000            -
Other liabilities                         414,086      166,720
                                      -------------------------

Total liabilities                      87,688,277   55,841,286
                                      -------------------------
Shareholders' equity:
    Preferred stock                             -            -
    Common stock                            9,205        9,205
    Additional paid-in capital          9,125,765    9,125,765
    Accumulated deficit                  (727,099)  (1,670,552)
    Accumulated other
      comprehensive loss                  (26,750)     (14,870)
                                      -------------------------
        Total shareholders' equity      8,381,121    7,449,548
                                      -------------------------

                                      $96,069,398   63,290,834
                                      =========================

================================================================================
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                        2004        2003
                                    ----------------------
Interest income:
Interest and fees on loans          $3,750,598  2,216,948
Interest on investment securities      169,400    105,772
Interest on Federal funds sold          51,044     24,703
                                    ----------------------

  Total interest income              3,971,042  2,347,423
                                    ----------------------

Interest expense                     1,112,081    641,888
                                    ----------------------

  Net interest income                2,858,961  1,705,535
Provision for loan losses              404,865    324,390
                                    ----------------------

  Net interest income after
    provision for loan losses        2,454,096  1,381,145
                                    ----------------------

Other income                           606,769    467,128
Other expense                        2,567,230  2,153,070
                                    ----------------------
  Earnings (loss) before
    income taxes                       493,635   (304,797)
Income tax benefit                     449,818          -
                                    ----------------------

  Net earnings (loss)               $  943,453   (304,797)
                                    ======================

Earnings (loss) per share           $     1.02      (0.33)
                                    ======================

FINANCIAL HIGHLIGHTS

                                        2004     2003
                                      ----------------
Return on average assets                1.27%   (.66)%
Return on average equity               11.92%  (4.01)%
Net interest margin                     4.09%    4.13%

                                        2004     2003
                                      ----------------
Book value per share                  $ 9.10     8.09
Shareholders' equity to total assets    8.72%   11.77%
Earning assets to total assets         89.55%   91.03%
Loan to deposit ratio                  84.55%   81.81%

First Southern National Bank
Tier 1 leverage ratio                   8.43%   10.10%

Total risk based captial ratio         10.68%   11.65%

To Our Shareholders and Friends,

     We are pleased to report to you on the financial condition and results of operations of the Company and Bank as of and for the year ended December 31, 2004.

     The Company continues to experience significant growth in total assets, loans, and deposits over the past year. Total assets increased $32,778,564 or 52%, to $96,069,398 at December 31, 2004, when compared to December 31, 2003. Net loans, totaled $70,251,586 at December 31, 2004. Total deposits at December 31, 2004 were $84,274,191, an increase of $28,599,625 since December 31, 2003.

     2004 marked our first year of profitability. Net earnings for the year were $890,521 as compared to a net loss of $304,797 in 2003. Net earnings were attributable to the continued growth in our bank and the hard work of our staff.

     We are pleased with our performance and look forward to future opportunities. We thank you for your continued support.

/s/ F. Thomas David
F. Thomas David
President and Chief Executive Officer

================================================================================

FIRST SOUTHERN BANCORP
BOARD OF DIRECTORS:

Michael R. Anderson               F. Thomas David
Charles A. Deal                   William I. Griffis
Tracy D. Ham                      James A. High
W. Pratt Hill, III                Michael R. Kennedy
R. Whitman Lord                   Laura T. Marsh
Jeffrey D. Pope                   Ronnie J. Pope
Hudson J. Powell,                 Sr. Lamar O. Reddick
Devra P. Walker                   L. Anthony Waters, III

FIRST SOUTHERN BANCORP OFFICERS:

F. Thomas David
President and Chief Executive Officer

Christopher T. Cliett
Senior Vice President and Chief Credit Officer

Charles R. Fennell, Jr.
Chief Financial Officer